UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 6, 2008

FEDERAL HOME LOAN MORTGAGE CORPORATION (Freddie Mac)
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-53330	52-0904874
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8200 Jones Branch Drive, McLean, Virginia		22102
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-903-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 6, 2008, Denny R. Fox, age 49, Vice President, Accounting Policy and External Reporting, was appointed interim Principal Accounting Officer of Freddie Mac (formally known as the Federal Home Loan Mortgage Corporation), effective immediately. David B. Kellermann, who was appointed as Freddie Mac’s interim Chief Financial Officer on September 24, 2008, served as Freddie Mac’s Principal Accounting Officer prior to the appointment of Mr. Fox.

Mr. Fox joined Freddie Mac in November 2004, as Vice President, Accounting Policy. In November 2005, Mr. Fox also assumed the role of Interim Corporate Controller. In March 2006, Mr. Fox was appointed Vice President and Deputy Corporate Controller. In October 2006, Mr. Fox was appointed Vice President, Accounting Policy. In May 2008, Mr. Fox was appointed Vice President, Accounting Policy and External Reporting. Prior to joining Freddie Mac, Mr. Fox was a Director in Accounting Consulting Services with PricewaterhouseCoopers LLP from 2001 until November 2004. Mr. Fox is eligible to participate in Freddie Mac’s compensation and benefit programs available to vice presidents generally.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL HOME LOAN MORTGAGE CORPORATION (Freddie Mac)

October 9, 2008	By:	David B. Kellermann

Name: David B. Kellermann
Title: Interim Chief Financial Officer